BNY Mellon 1Q17 Earnings Release

News Release

BNY MELLON REPORTS FIRST QUARTER EARNINGS OF $880 MILLION OR $0.83 PER COMMON SHARE

•	Includes $0.03 per common share tax benefit related to new accounting guidance for stock awards

•	Earnings per common share up 14% year-over-year

TOTAL REVENUE OF $3.84 BILLION, INCREASED 3% YEAR-OVER-YEAR

•	Investment management and performance fees increased 4%

•	Investment services fees increased 4%

•	Net interest revenue increased 3%

CONTINUED FOCUS ON EXPENSE CONTROL

•	Total noninterest expense up less than 1% year-over-year

EXECUTING ON CAPITAL PLAN AND RETURNING VALUE TO COMMON SHAREHOLDERS

•	Returned nearly $1.1 billion to shareholders through share repurchases and dividends

•	Return on common equity of 10%; Adjusted return on tangible common equity of 22% (a)

•	SLR – transitional of 6.1%; SLR – fully phased-in of 5.9% (a)

NEW YORK, April 20, 2017 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported first quarter net income applicable to common shareholders of $880 million, or $0.83 per diluted common share. Net income applicable to common shareholders was $804 million, or $0.73 per diluted common share, in the first quarter of 2016, and $822 million, or $0.77 per diluted common share, in the fourth quarter of 2016.

“We again delivered double-digit earnings per share growth and positive operating leverage on a year-over-year basis, reflecting the strength of our dynamic, well-diversified business model. Our performance in the quarter benefited from our investments in capabilities that address growing client demands in areas such as collateral optimization for both the buy and sell side and middle-office services for asset managers. In addition, our overall asset management flows improved to their highest levels since 2014 and assets under custody and/or administration hit a record level,” Gerald L. Hassell, chairman and chief executive officer, said.

“We have been delivering high returns on tangible common equity while generating significant levels of capital. During the first quarter, we returned nearly $1.1 billion to shareholders through share repurchases and dividends and strengthened our key regulatory capital ratios,” Mr. Hassell added.

“The progress we are making in digitizing our firm and harnessing emerging technologies should result in an increasingly distinctive client experience, new sources of value for our clients and reduced structural costs for our Company. We see ourselves as being an investments platform company that integrates the best of what we and others have to offer for the benefit of our clients and the marketplace,” Mr. Hassell concluded.

__________________________________________

(a)
These measures are considered to be Non-GAAP. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 22 for the adjusted return on tangible common equity reconciliation. See “Capital and Liquidity” beginning on page 11 for the reconciliation of the SLR.

Media Relations: Eva Radtke (212) 635-1504	Investor Relations: Valerie Haertel (212) 635-8529

BNY Mellon 1Q17 Earnings Release

FIRST QUARTER 2017 FINANCIAL HIGHLIGHTS (a)
(comparisons are 1Q17 vs. 1Q16, unless otherwise stated)

Earnings

•	Total revenue of $3.8 billion, increased 3% on a GAAP basis and 2% on an adjusted basis (Non-GAAP) (a).

•
Investment services fees increased 4% reflecting higher money market fees, net new business and higher equity market values, offset by the unfavorable impact of a stronger U.S. dollar and the impact of downsizing the retail UK transfer agency business.

•
Investment management and performance fees increased 4% due to higher market values, offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound) and the impact of outflows of assets under management in the prior year. On a constant currency basis, investment management and performance fees increased 8% (Non-GAAP) (a).

•	Foreign exchange revenue decreased 10% reflecting lower volatility and the migration to lower margin products.

•	Investment and other income decreased $28 million driven by lower lease-related gains and other income, offset by a net gain related to an equity investment.

•
Net interest revenue increased $26 million driven by higher interest rates and the impact of interest rate hedging activities, offset by lower interest-earning assets and higher interest expense on long-term debt.

•	The provision for credit losses was a credit of $5 million.

•
Noninterest expense of $2.6 billion, increased less than 1% on a GAAP basis and 1% on an adjusted basis (Non-GAAP) (a). The increase reflects higher consulting expenses primarily driven by regulatory and compliance costs, and higher staff expense, partially offset by the favorable impact of a stronger U.S. dollar and lower other expense.

•
Effective tax rate of 22.3% reflecting an approximately 3%, or $0.03 per common share, benefit primarily driven by applying the new accounting guidance included in ASU 2016-09, Stock Compensation, to the annual vesting of stock awards and our stock price appreciating above the awards’ original grant price.

•	Preferred stock dividends of $42 million compared with $13 million in 1Q16.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

•	Record AUC/A of $30.6 trillion increased 5% reflecting higher market values, offset by the unfavorable impact of a stronger U.S. dollar.

•	Estimated new AUC/A wins in Asset Servicing of $109 billion in 1Q17.

•
AUM of $1.73 trillion increased 5% reflecting higher market values, offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound). AUM reflects the highest level of asset flows since 2014.

•	Net long-term inflows of $14 billion in 1Q17 reflecting inflows of liability-driven investments and other active strategies, partially offset by outflows of active equity investments.

•	Net short-term inflows of $13 billion in 1Q17 were a result of increased distribution through our liquidity portals.

Capital and liquidity

•	Repurchased 19 million common shares for $879 million and paid $201 million in dividends to common shareholders.

•	Return on common equity of 10%.

•	Adjusted return on tangible common equity of 22% (a).

•	SLR – transitional of 6.1%; SLR – fully phased-in of 5.9% (a).

•	LCR of 115%.

(a)
See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 22 for the reconciliation of Non-GAAP measures. In all periods presented, Non-GAAP information excludes the net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges. See “Capital and Liquidity” beginning on page 11 for the reconciliation of the SLR.

Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 1Q17 Earnings Release

FINANCIAL SUMMARY

(dollars in millions, except per share amounts; common shares in thousands)						1Q17 vs.
	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16		1Q16
Revenue:
Fee and other revenue	$3,018	$2,954	$3,150	$2,999	$2,970	2%		2%
Income (loss) from consolidated investment management funds	33	5	17	10	(6)
Net interest revenue	792	831	774	767	766	(5)		3
Total revenue – GAAP	3,843	3,790	3,941	3,776	3,730	1		3
Less: Net income (loss) attributable to noncontrolling interests related to consolidated investment management funds	18	4	9	4	(7)
Total revenue, as adjusted – Non-GAAP	3,825	3,786	3,932	3,772	3,737	1		2
Provision for credit losses	(5)	7	(19)	(9)	10
Expense:
Noninterest expense – GAAP	2,642	2,631	2,643	2,620	2,629	—		—
Less: Amortization of intangible assets	52	60	61	59	57
M&I, litigation and restructuring charges	8	7	18	7	17
Total noninterest expense, as adjusted – Non-GAAP	2,582	2,564	2,564	2,554	2,555	1		1
Income:
Income before income taxes	1,206	1,152	1,317	1,165	1,091	5%		11%
Provision for income taxes	269	280	324	290	283
Net income	$937	$872	$993	$875	$808
Net (income) loss attributable to noncontrolling interests (a)	(15)	(2)	(6)	(2)	9
Net income applicable to shareholders of The Bank of New York Mellon Corporation	922	870	987	873	817
Preferred stock dividends	(42)	(48)	(13)	(48)	(13)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$880	$822	$974	$825	$804

Operating leverage (b)						98	bps	254	bps
Adjusted operating leverage – Non-GAAP (b)(c)						33	bps	129	bps

Key Metrics:
Pre-tax operating margin (c)	31%	30%	33%	31%	29%
Adjusted pre-tax operating margin – Non-GAAP (c)	33%	32%	35%	33%	31%

Return on common equity (annualized) (c)	10.2%	9.3%	10.8%	9.3%	9.2%
Adjusted return on common equity (annualized) – Non-GAAP (c)	10.7%	9.8%	11.3%	9.7%	9.7%

Return on tangible common equity (annualized) – Non- GAAP (c)(d)	22.2%	20.4%	23.5%	20.4%	20.6%
Adjusted return on tangible common equity (annualized) – Non-GAAP (c)(d)	22.4%	20.5%	23.6%	20.5%	20.8%

Fee revenue as a percentage of total revenue	78%	78%	79%	79%	79%

Percentage of non-U.S. total revenue	34%	34%	36%	34%	33%

Average common shares and equivalents outstanding:
Basic	1,041,158	1,050,888	1,062,248	1,072,583	1,079,641
Diluted	1,047,746	1,056,818	1,067,682	1,078,271	1,085,284

Period end:
Full-time employees	52,600	52,000	52,300	52,200	52,100
Book value per common share – GAAP (d)	$34.23	$33.67	$34.19	$33.72	$33.34
Tangible book value per common share – Non-GAAP (d)	$16.65	$16.19	$16.67	$16.25	$15.87
Cash dividends per common share	$0.19	$0.19	$0.19	$0.17	$0.17
Common dividend payout ratio	23%	25%	21%	23%	23%
Closing stock price per common share	$47.23	$47.38	$39.88	$38.85	$36.83
Market capitalization	$49,113	$49,630	$42,167	$41,479	$39,669
Common shares outstanding	1,039,877	1,047,488	1,057,337	1,067,674	1,077,083
(a)    Primarily attributable to noncontrolling interests related to consolidated investment management funds.

(b)
Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 22 for the components of this measure.

(c)
Non-GAAP information for all periods presented excludes the net income (loss) attributable to noncontrolling interests related to consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired loan to Sentinel Management Group, Inc. (“Sentinel”). See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 22 for the reconciliation of Non-GAAP measures.

(d)
Tangible book value per common share – Non-GAAP and tangible common equity exclude goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 22 for the reconciliation of Non-GAAP measures.

bps – basis points.

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BNY Mellon 1Q17 Earnings Release

KEY MARKET METRICS

The following table presents key market metrics at period end and on an average basis.

Key market metrics						1Q17 vs.
	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16
S&P 500 Index (a)	2363	2239	2168	2099	2060	6%	15%
S&P 500 Index – daily average	2326	2185	2162	2075	1951	6	19
FTSE 100 Index (a)	7323	7143	6899	6504	6175	3	19
FTSE 100 Index – daily average	7274	6923	6765	6204	5988	5	21
MSCI EAFE (a)	1793	1684	1702	1608	1652	6	9
MSCI EAFE – daily average	1749	1660	1677	1648	1593	5	10
Barclays Capital Global Aggregate BondSM Index (a)(b)	459	451	486	482	468	2	(2)
NYSE and NASDAQ share volume (in billions)	186	189	186	203	218	(2)	(15)
JPMorgan G7 Volatility Index – daily average (c)	10.10	10.24	10.19	11.12	10.60	(1)	(5)
Average interest on excess reserves paid by the Federal Reserve	0.79%	0.55%	0.50%	0.50%	0.50%	24 bps	29 bps
Foreign exchange rates vs. U.S. dollar:
British pound (a)	$1.25	$1.23	$1.30	$1.34	$1.44	2%	(13)%
British pound – average rate	1.24	1.24	1.31	1.43	1.43	—	(13)
Euro (a)	1.07	1.05	1.12	1.11	1.14	2	(6)
Euro – average rate	1.07	1.08	1.12	1.13	1.10	(1)	(3)

(a)	Period end.

(b)	Unhedged in U.S. dollar terms.

(c)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.
bps – basis points.

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BNY Mellon 1Q17 Earnings Release

FEE AND OTHER REVENUE

Fee and other revenue						1Q17 vs.
(dollars in millions)	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16
Investment services fees:
Asset servicing (a)	$1,063	$1,068	$1,067	$1,069	$1,040	—%	2%
Clearing services	376	355	349	350	350	6	7
Issuer services	251	211	337	234	244	19	3
Treasury services	139	140	137	139	131	(1)	6
Total investment services fees	1,829	1,774	1,890	1,792	1,765	3	4
Investment management and performance fees	842	848	860	830	812	(1)	4
Foreign exchange and other trading revenue	164	161	183	182	175	2	(6)
Financing-related fees	55	50	58	57	54	10	2
Distribution and servicing	41	41	43	43	39	—	5
Investment and other income	77	70	92	74	105	10	(27)
Total fee revenue	3,008	2,944	3,126	2,978	2,950	2	2
Net securities gains	10	10	24	21	20	N/M	N/M
Total fee and other revenue	$3,018	$2,954	$3,150	$2,999	$2,970	2%	2%

(a)	Asset servicing fees include securities lending revenue of $49 million in 1Q17, $54 million in 4Q16, $51 million in 3Q16, $52 million in 2Q16 and $50 million in 1Q16.
N/M – Not meaningful.

KEY POINTS

•
Asset servicing fees increased 2% year-over-year, primarily reflecting net new business, including growth of collateral optimization solutions, and higher equity market values, partially offset by the unfavorable impact of a stronger U.S. dollar and the impact of downsizing the retail UK transfer agency business.

•	Clearing services fees increased 7% year-over-year and 6% sequentially. Both increases were primarily driven by higher money market and mutual fund fees.

•	Issuer services fees increased 3% year-over-year and 19% sequentially. Both increases primarily reflect higher fees in Depositary Receipts, partially offset by lower fees in Corporate Trust.

•
Treasury services fees increased of 6% year-over-year, primarily reflecting higher payment volumes, partially offset by higher compensating balance credits provided to clients, which reduces fee revenue and increases net interest revenue.

•
Investment management and performance fees increased 4% year-over-year primarily reflecting higher market values, partially offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound) and the impact of outflows of assets under management in the prior year. On a constant currency basis, investment management and performance fees increased 8% (Non-GAAP) year-over-year. The 1% sequential decrease was primarily driven by seasonally lower performance fees and fewer days in 1Q17, partially offset by higher market values.

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BNY Mellon 1Q17 Earnings Release

•	Foreign exchange and other trading revenue
	(in millions)	1Q17	4Q16	3Q16	2Q16	1Q16
	Foreign exchange	$154	$175	$175	$166	$171
	Other trading revenue (loss)	10	(14)	8	16	4
	Total foreign exchange and other trading revenue	$164	$161	$183	$182	$175

Foreign exchange revenue decreased 10% year-over-year and 12% sequentially. Both decreases primarily reflect lower volatility. The year-over-year decrease also reflects the migration to lower margin products.

The sequential increase in other trading revenue primarily reflects the 4Q16 impact of interest rate hedging activities (offset in net interest revenue) and higher fixed income trading revenue.

•	The sequential increase in financing-related fees primarily reflects higher underwriting fees.

•	The year-over-year increase in distribution and servicing fees primarily reflect higher money market fees, partially offset by fees paid to introducing brokers.

•	Investment and other income
	(in millions)	1Q17	4Q16	3Q16	2Q16	1Q16
	Corporate/bank-owned life insurance	$30	$53	$34	$31	$31
	Equity investment income (loss)	26	(2)	(1)	(4)	(3)
	Expense reimbursements from joint venture	14	15	18	17	17
	Seed capital gains (a)	9	6	16	11	11
	Asset-related gains	3	1	8	1	—
	Lease-related gains (loss)	1	(6)	—	—	44
	Other (loss) income	(6)	3	17	18	5
	Total investment and other income	$77	$70	$92	$74	$105

(a)
Excludes the gain (loss) on seed capital investments in consolidated investment management funds which are reflected in operations of consolidated investment management funds, net of noncontrolling interests. The gain on seed capital investments in consolidated investment management funds was $15 million in 1Q17, $1 million in 4Q16, $8 million in 3Q16, $6 million in 2Q16 and $1 million in 1Q16.

Both the year-over-year and sequential changes in investment and other income primary reflect the net gain related to an equity investment and decreases in other income due to our increased investments in renewable energy. The year-over-year decrease also reflects lower lease-related gains. The sequential increase was partially offset by lower income from corporate/bank-owned life insurance.

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BNY Mellon 1Q17 Earnings Release

NET INTEREST REVENUE

Net interest revenue						1Q17 vs.
(dollars in millions)	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16		1Q16
Net interest revenue – GAAP	$792	$831	$774	$767	$766	(5)%		3%
Tax equivalent adjustment	12	12	12	13	14	N/M		N/M
Net interest revenue (FTE) – Non-GAAP (a)	$804	$843	$786	$780	$780	(5)%		3%

Net interest margin – GAAP	1.13%	1.16%	1.05%	0.97%	0.99%	(3	) bps	14	bps
Net interest margin (FTE) – Non-GAAP (a)	1.14%	1.17%	1.06%	0.98%	1.01%	(3	) bps	13	bps

Selected average balances:
Cash/interbank investments	$106,069	$104,352	$114,544	$137,995	$127,624	2%		(17)%
Trading account securities	2,254	2,288	2,176	2,152	3,320	(1)		(32)
Securities	114,786	117,660	118,405	118,002	118,538	(2)		(3)
Loans	60,312	63,647	61,578	60,284	61,196	(5)		(1)
Interest-earning assets	283,421	287,947	296,703	318,433	310,678	(2)		(9)
Interest-bearing deposits	139,820	145,681	155,109	165,122	162,017	(4)		(14)
Noninterest-bearing deposits	73,555	82,267	81,619	84,033	82,944	(11)		(11)
Long-term debt	25,882	24,986	23,930	22,838	21,556	4		20

Selected average yields/rates: (b)
Cash/interbank investments	0.56%	0.47%	0.43%	0.44%	0.43%
Trading account securities	3.12	3.17	2.62	2.45	2.16
Securities	1.71	1.67	1.56	1.56	1.61
Loans	2.15	1.92	1.84	1.85	1.76
Interest-earning assets	1.38	1.30	1.19	1.14	1.16
Interest-bearing deposits	0.03	(0.01)	(0.02)	0.03	0.04
Long-term debt	1.85	1.36	1.54	1.54	1.57

Average cash/interbank investments as a percentage of average interest-earning assets	37%	36%	39%	43%	41%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	26%	29%	28%	26%	27%

(a)
Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income which allows for comparisons of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

(b)	Yields/rates include the impact of interest rate hedging activities.
FTE – fully taxable equivalent.
N/M – Not meaningful.
bps – basis points.

KEY POINTS

•
Net interest revenue increased $26 million year-over-year and decreased $39 million sequentially. The year-over-year increase primarily reflects higher interest rates and the impact of interest rate hedging activities (which negatively impacted 1Q17 less than 1Q16), partially offset by lower average interest-earning assets and higher average long-term debt. The sequential decrease primarily reflects the impact of interest rate hedging activities and the 4Q16 premium amortization adjustment which combined reduced net interest revenue by approximately $43 million, or 6 basis points to the net interest margin. Substantially all of the impact of interest rate hedging activities in 4Q16 was offset in foreign exchange and other trading revenue.

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BNY Mellon 1Q17 Earnings Release

NONINTEREST EXPENSE

Noninterest expense						1Q17 vs.
(dollars in millions)	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16
Staff	$1,472	$1,395	$1,467	$1,412	$1,459	6%	1%
Professional, legal and other purchased services	312	325	292	290	278	(4)	12
Software and equipment	223	237	215	223	219	(6)	2
Net occupancy	136	153	143	152	142	(11)	(4)
Distribution and servicing	100	98	105	102	100	2	—
Sub-custodian	64	57	59	70	59	12	8
Bank assessment charges (a)	57	53	61	52	53	8	8
Business development	51	71	52	65	57	(28)	(11)
Other (a)	167	175	170	188	188	(5)	(11)
Amortization of intangible assets	52	60	61	59	57	(13)	(9)
M&I, litigation and restructuring charges	8	7	18	7	17	N/M	N/M
Total noninterest expense – GAAP	$2,642	$2,631	$2,643	$2,620	$2,629	—%	—%

Total staff expense as a percentage of total revenue	38%	37%	37%	37%	39%

Memo:
Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$2,582	$2,564	$2,564	$2,554	$2,555	1%	1%

(a)	In the first quarter of 2017, we began disclosing bank assessment charges on a quarterly basis. The bank assessment charges were previously included in other expense.
N/M – Not meaningful.

KEY POINTS

•
Total noninterest expense increased less than 1% year-over-year and sequentially. Total noninterest expense, excluding amortization of intangible assets and M&I, litigation and restructuring charges (Non-GAAP), increased 1% year-over-year and sequentially.

•
The year-over-year increase primarily reflects higher consulting and staff expenses, partially offset by lower other expense. The increase in consulting expense primarily reflects higher regulatory and compliance costs. The increase in staff expense primarily reflects higher incentive expense, partially offset by the favorable impact of a stronger U.S. dollar. We continue to benefit from the savings generated by the business improvement process, including improved efficiencies by changing the way we work, continued impact from location strategy and vendor renegotiations, and optimizing our physical footprint.

•
The sequential increase primarily reflects higher staff expense, partially offset by lower business development, net occupancy, software and equipment and professional, legal and other purchased services expenses. The increase in staff expense was primarily driven by higher incentives due to the impact of vesting of long-term stock awards for retirement eligible employees, partially offset by lower severance expense.

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BNY Mellon 1Q17 Earnings Release

INVESTMENT SECURITIES PORTFOLIO

At March 31, 2017, the fair value of our investment securities portfolio totaled $115.5 billion. The net unrealized pre-tax loss on our total securities portfolio was $23 million at March 31, 2017 compared with $221 million at Dec. 31, 2016. The improvement in the net unrealized pre-tax loss was primarily driven by a decrease in market interest rates. At March 31, 2017, the fair value of the held-to-maturity securities totaled $40.1 billion and represented 35% of the fair value of the total investment securities portfolio.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio (dollars in millions)	Dec. 31, 2016		1Q17 change in unrealized gain (loss)	March 31, 2017			Fair value as a % of amortized cost (a)	Unrealized gain (loss)		Ratings
													BB+ and lower
	Fair value			Amortized cost	Fair value					AAA/ AA-	A+/ A-	BBB+/ BBB-		Not rated
Agency RMBS	$47,715		$71	$48,044	$47,680		99%	$(364)		100%	—%	—%	—%	—%
U.S. Treasury	25,244		107	26,288	26,149		99	(139)		100	—	—	—	—
Sovereign debt/sovereign guaranteed	14,373		(55)	13,809	13,968		101	159		74	5	21	—	—
Non-agency RMBS (b)	1,357		5	1,016	1,298		81	282		—	1	2	87	10
Non-agency RMBS	718		2	648	670		95	22		8	4	14	73	1
European floating rate notes	706		3	647	639		98	(8)		67	24	9	—	—
Commercial MBS	8,037		26	8,839	8,796		100	(43)		98	2	—	—	—
State and political subdivisions	3,396		25	3,312	3,322		100	10		80	17	—	—	3
Foreign covered bonds	2,216		1	2,127	2,144		101	17		100	—	—	—	—
Corporate bonds	1,396		—	1,361	1,366		100	5		18	68	14	—	—
CLOs	2,598		3	2,561	2,569		100	8		100	—	—	—	—
U.S. Government agencies	1,964		5	1,971	1,985		101	14		100	—	—	—	—
Consumer ABS	1,727		4	1,454	1,456		100	2		90	3	6	1	—
Other (c)	2,833		1	3,458	3,470		100	12		77	—	20	—	3
Total investment securities	$114,280	(d)	$198	$115,535	$115,512	(d)	99%	$(23)	(d)(e)	92%	2%	4%	2%	—%
(a)    Amortized cost before impairments.

(b)
These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancements, the difference between the written-down amortized cost and the current face amount of each of these securities.

(c)
Includes commercial paper with a fair value of $401 million and $701 million and money market funds with a fair value of $842 million and $853 million at Dec. 31, 2016 and March 31, 2017, respectively.

(d)	Includes net unrealized losses on derivatives hedging securities available-for-sale of $211 million at Dec. 31, 2016 and $134 million at March 31, 2017.

(e)	Unrealized gains of $165 million at March 31, 2017 related to available-for-sale securities, net of hedges.

Page - 9

BNY Mellon 1Q17 Earnings Release

NONPERFORMING ASSETS

Nonperforming assets (dollars in millions)	March 31, 2017	Dec. 31, 2016	March 31, 2016
Nonperforming loans:
Other residential mortgages	$88	$91	$99
Wealth management loans and mortgages	10	8	11
Financial institutions	—	—	171
Lease financing	—	4	—
Commercial	—	—	5
Commercial real estate	—	—	2
Total nonperforming loans	98	103	288
Other assets owned	9	4	4
Total nonperforming assets	$107	$107	$292
Nonperforming assets ratio	0.18%	0.17%	0.48%
Allowance for loan losses/nonperforming loans	167.3	164.1	56.3
Total allowance for credit losses/nonperforming loans	281.6	272.8	99.7

Nonperforming assets were unchanged compared with Dec. 31, 2016, and decreased $185 million compared with March 31, 2016. The decrease primarily reflects the receipt of trust assets from the bankruptcy proceeding of Sentinel in the third quarter of 2016.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs (in millions)	March 31, 2017	Dec. 31, 2016	March 31, 2016
Allowance for credit losses - beginning of period	$281	$274	$275
Provision for credit losses	(5)	7	10
Net recoveries (charge-offs):
Other residential mortgages	—	—	2
Net recoveries (charge-offs)	—	—	2
Allowance for credit losses - end of period	$276	$281	$287
Allowance for loan losses	$164	$169	$162
Allowance for lending-related commitments	112	112	125

Page - 10

BNY Mellon 1Q17 Earnings Release

CAPITAL AND LIQUIDITY

The common equity Tier 1 (“CET1”), Tier 1 and Total risk-based regulatory capital ratios in the first section of the table below are based on Basel III components of capital, as phased-in (referred to as “Transitional ratios”). The transitional capital ratios for March 31, 2017 were negatively impacted by the additional phase-in requirements for 2017. Our consolidated capital ratios are shown in the following table.

Capital ratios	March 31, 2017	Dec. 31, 2016
Consolidated regulatory capital ratios: (a)
Standardized Approach:
CET1 ratio	12.0%	12.3%
Tier 1 capital ratio	14.4	14.5
Total (Tier 1 plus Tier 2) capital ratio	15.0	15.2
Advanced Approach:
CET1 ratio	10.4	10.6
Tier 1 capital ratio	12.5	12.6
Total (Tier 1 plus Tier 2) capital ratio	12.8	13.0
Leverage capital ratio (b)	6.6	6.6
Supplementary leverage ratio (“SLR”)	6.1	6.0
BNY Mellon shareholders’ equity to total assets ratio	11.6	11.6
BNY Mellon common shareholders’ equity to total assets ratio	10.5	10.6

Selected regulatory capital ratios – fully phased-in – Non-GAAP: (a)(c)
CET1 ratio:
Standardized Approach	11.5%	11.3%
Advanced Approach	10.0	9.7
SLR	5.9	5.6

(a)
Regulatory capital ratios for March 31, 2017 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches.

(b)	The leverage capital ratio is based on Tier 1 capital, as phased-in and quarterly average total assets.

(c)	Estimated.

CET1 generation in 1Q17 – preliminary	Transitional basis (b)	Fully phased-in – Non-GAAP (c)

(in millions)
CET1 – Beginning of period	$18,093	$16,490
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	880	880
Goodwill and intangible assets, net of related deferred tax liabilities	(482)	26
Gross CET1 generated	398	906
Capital deployed:
Dividends	(201)	(201)
Common stock repurchased	(879)	(879)
Total capital deployed	(1,080)	(1,080)
Other comprehensive income	(43)	241
Additional paid-in capital (a)	286	286
Other	(48)	(8)
Total other deductions	195	519
Net CET1 generated	(487)	345
CET1 – End of period	$17,606	$16,835
(a)    Primarily related to stock awards, the exercise of stock options and stock issued for employee benefit plans.
(b)    Reflects transitional adjustments to CET1 required under the U.S. capital rules.
(c)    Estimated.

Page - 11

BNY Mellon 1Q17 Earnings Release

The table presented below compares the fully phased-in Basel III capital components and risk-based ratios to those capital components and ratios determined on a transitional basis.

Basel III capital components and ratios	March 31, 2017 (a)		Dec. 31, 2016
(dollars in millions)	Transitional basis (b)	Fully phased-in – Non-GAAP (c)	Transitional basis (b)	Fully phased-in – Non-GAAP (c)
CET1:
Common shareholders’ equity	$35,837	$35,596	$35,794	$35,269
Goodwill and intangible assets	(17,796)	(18,286)	(17,314)	(18,312)
Net pension fund assets	(72)	(90)	(55)	(90)
Equity method investments	(326)	(341)	(313)	(344)
Deferred tax assets	(27)	(34)	(19)	(32)
Other	(10)	(10)	—	(1)
Total CET1	17,606	16,835	18,093	16,490
Other Tier 1 capital:
Preferred stock	3,542	3,542	3,542	3,542
Trust preferred securities	—	—	—	—
Deferred tax assets	(7)	—	(13)	—
Net pension fund assets	(18)	—	(36)	—
Other	(14)	(14)	(121)	(121)
Total Tier 1 capital	21,109	20,363	21,465	19,911

Tier 2 capital:
Trust preferred securities	—	—	148	—
Subordinated debt	550	550	550	550
Allowance for credit losses	276	276	281	281
Other	(2)	(2)	(12)	(11)
Total Tier 2 capital - Standardized Approach	824	824	967	820
Excess of expected credit losses	49	49	50	50
Less: Allowance for credit losses	276	276	281	281
Total Tier 2 capital - Advanced Approach	$597	$597	$736	$589

Total capital:
Standardized Approach	$21,933	$21,187	$22,432	$20,731
Advanced Approach	$21,706	$20,960	$22,201	$20,500

Risk-weighted assets:
Standardized Approach	$146,549	$145,924	$147,671	$146,475
Advanced Approach	$169,476	$168,815	$170,495	$169,227

Standardized Approach:
CET1 ratio	12.0%	11.5%	12.3%	11.3%
Tier 1 capital ratio	14.4	14.0	14.5	13.6
Total (Tier 1 plus Tier 2) capital ratio	15.0	14.5	15.2	14.2
Advanced Approach:
CET1 ratio	10.4%	10.0%	10.6%	9.7%
Tier 1 capital ratio	12.5	12.1	12.6	11.8
Total (Tier 1 plus Tier 2) capital ratio	12.8	12.4	13.0	12.1
(a)    Preliminary.
(b)    Reflects transitional adjustments to CET1, Tier 1 capital and Tier 2 capital required under the U.S. capital rules.
(c)    Estimated.

BNY Mellon has presented its estimated fully phased-in CET1 and other risk-based capital ratios and the fully phased-in SLR based on its interpretation of the U.S. capital rules, which are being gradually phased-in over a multi-year period, and on the application of such rules to BNY Mellon’s businesses as currently conducted. Management views the estimated fully phased-in CET1 and other risk-based capital ratios and fully phased-in SLR as key measures in monitoring BNY Mellon’s capital position and progress against future regulatory capital standards. Additionally, the presentation of the estimated fully phased-in CET1 and other risk-based capital ratios and fully phased-in SLR are intended to allow investors to compare these ratios with estimates presented by other companies.

Page - 12

BNY Mellon 1Q17 Earnings Release

Our capital and liquidity ratios are necessarily subject to, among other things, BNY Mellon’s further review of applicable rules, anticipated compliance with all necessary enhancements to model calibration, approval by regulators of certain models used as part of RWA calculations, other refinements, further implementation guidance from regulators, market practices and standards and any changes BNY Mellon may make to its businesses. Consequently, our capital and liquidity ratios remain subject to ongoing review and revision and may change based on these factors.

Supplementary Leverage Ratio (“SLR”)

The following table presents the SLR on both the transitional and fully phased-in Basel III basis for BNY Mellon and our largest bank subsidiary, The Bank of New York Mellon.

SLR	March 31, 2017 (a)		Dec. 31, 2016
(dollars in millions)	Transitional basis	Fully phased-in – Non-GAAP (b)	Transitional basis	Fully phased-in – Non-GAAP (b)
Consolidated:
Tier 1 capital	$21,109	$20,363	$21,465	$19,911

Total leverage exposure:
Quarterly average total assets	$336,200	$336,200	$344,142	$344,142
Less: Amounts deducted from Tier 1 capital	18,016	18,763	17,333	18,887
Total on-balance sheet assets	318,184	317,437	326,809	325,255
Off-balance sheet exposures:
Potential future exposure for derivatives contracts (plus certain other items)	5,912	5,912	6,021	6,021
Repo-style transaction exposures	536	536	533	533
Credit-equivalent amount of other off-balance sheet exposures (less SLR exclusions)	22,901	22,901	23,274	23,274
Total off-balance sheet exposures	29,349	29,349	29,828	29,828
Total leverage exposure	$347,533	$346,786	$356,637	$355,083

SLR - Consolidated (c)	6.1%	5.9%	6.0%	5.6%

The Bank of New York Mellon, our largest bank subsidiary:
Tier 1 capital	$19,321	$18,523	$19,011	$17,708
Total leverage exposure	$281,360	$280,723	$291,022	$290,230

SLR - The Bank of New York Mellon (c)	6.9%	6.6%	6.5%	6.1%

(a)	March 31, 2017 information is preliminary.

(b)	Estimated.

(c)
The estimated fully phased-in SLR (Non-GAAP) is based on our interpretation of the U.S. capital rules. When the SLR is fully phased-in in 2018 as a required minimum ratio, we expect to maintain an SLR of over 5%. The minimum required SLR is 3% and there is a 2% buffer, in addition to the minimum, that is applicable to U.S. G-SIBs. The insured depository institution subsidiaries of the U.S. G-SIBs, including those of BNY Mellon, must maintain a 6% SLR to be considered “well capitalized.”

Liquidity Coverage Ratio (“LCR”)

The U.S. LCR rules became fully phased-in on Jan. 1, 2017 and require BNY Mellon to meet an LCR of 100%. On a consolidated basis, our LCR was 115% and HQLA before haircuts and trapped liquidity totaled $164 billion at March 31, 2017, compared with our LCR of 114% and HQLA before haircuts and trapped liquidity of $156 billion at Dec. 31, 2016.

Page - 13

BNY Mellon 1Q17 Earnings Release

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

(dollars in millions, unless otherwise noted)							1Q17 vs.
	1Q17		4Q16	3Q16	2Q16	1Q16	4Q16	1Q16
Revenue:
Investment management fees:
Mutual funds	$299		$297	$309	$304	$300	1%	—%
Institutional clients	348		340	362	344	334	2	4
Wealth management	167		164	166	160	152	2	10
Investment management fees (a)	814		801	837	808	786	2	4
Performance fees	12		32	8	9	11	N/M	9
Investment management and performance fees	826		833	845	817	797	(1)	4
Distribution and servicing	52		48	49	49	46	8	13
Other (a)	(1)		(1)	(18)	(10)	(31)	N/M	N/M
Total fee and other revenue (a)	877		880	876	856	812	—	8
Net interest revenue	86		80	82	82	83	8	4
Total revenue	963		960	958	938	895	—	8
Provision for credit losses	3		6	—	1	(1)	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	668		672	680	684	660	(1)	1
Amortization of intangible assets	15		22	22	19	19	(32)	(21)
Total noninterest expense	683		694	702	703	679	(2)	1
Income before taxes	$277		$260	$256	$234	$217	7%	28%
Income before taxes (ex. amortization of intangible assets) – Non-GAAP	$292		$282	$278	$253	$236	4%	24%
Pre-tax operating margin	29%		27%	27%	25%	24%
Adjusted pre-tax operating margin – Non-GAAP (b)	34%		33%	33%	30%	30%

Changes in AUM (in billions): (c)(d)
Beginning balance of AUM	$1,648		$1,715	$1,664	$1,639	$1,625
Net inflows (outflows):
Long-term strategies:
Equity	(4)		(5)	(6)	(2)	(2)
Fixed income	2		(1)	(1)	(3)	—
Liability-driven investments (e)	14		(7)	4	15	14
Multi-asset and alternative investments	2		3	7	2	—
Total long-term active strategies inflows (outflows)	14		(10)	4	12	12
Index	—		(1)	(3)	(17)	(11)
Total long-term strategies inflows (outflows)	14		(11)	1	(5)	1
Short term strategies:
Cash	13		(3)	(1)	4	(9)
Total net inflows (outflows)	27		(14)	—	(1)	(8)
Net market impact/other	41		(11)	80	71	41
Net currency impact	11		(42)	(29)	(47)	(19)
Acquisition	—		—	—	2	—
Ending balance of AUM	$1,727	(f)	$1,648	$1,715	$1,664	$1,639	5%	5%

AUM at period end, by product type: (c)(d)
Equity	9%		9%	9%	9%	9%
Fixed income	11		11	11	12	12
Index	19		19	18	18	19
Liability-driven investments (e)	34		34	35	34	33
Multi-asset and alternative investments	11		11	11	11	11
Cash	16		16	16	16	16
Total AUM	100%	(f)	100%	100%	100%	100%

Average balances:
Average loans	$16,153		$15,673	$15,308	$14,795	$14,275	3%	13%
Average deposits	$15,781		$15,511	$15,600	$15,518	$15,971	2%	(1)%

(a)
Total fee and other revenue includes the impact of the consolidated investment management funds, net of noncontrolling interests. See page 25 for a breakdown of the revenue line items in the Investment Management business impacted by the consolidated investment management funds. Additionally, other revenue includes asset servicing, treasury services, foreign exchange and other trading revenue and investment and other income.

(b)
Excludes amortization of intangible assets, provision for credit losses and distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 22 for the reconciliation of this Non-GAAP measure.

(c)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(d)
In the first quarter of 2017, the AUM in our Wealth Management business and our multi-asset strategies has been reclassified to multi-asset and alternative investments. This reclassification does not change total AUM. All prior periods have been restated.

(e)	Includes currency overlay assets under management.

(f)	Preliminary.
N/M – Not meaningful.

Page - 14

BNY Mellon 1Q17 Earnings Release

INVESTMENT MANAGEMENT KEY POINTS

•
Income before taxes totaled $277 million in 1Q17, an increase of 28% year-over-year and 7% sequentially. Income before taxes, excluding amortization of intangible assets (Non-GAAP), totaled $292 million in 1Q17, an increase of 24% year-over-year and 4% sequentially.

•	Pre-tax operating margin of 29% in 1Q17 increased 446 bps year-over-year and 165 bps sequentially.

•	Adjusted pre-tax operating margin (Non-GAAP) of 34% in 1Q17 increased 462 bps year-over-year and 80 bps sequentially.

•	Total revenue was $963 million, an increase of 8% year-over-year and a slight increase sequentially.

•	40% non-U.S. revenue in both 1Q17 and 1Q16.

•
Investment management fees increased 4% year-over-year, primarily reflecting higher market values, partially offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound) and the impact of outflows of assets under management in the prior year. On a constant currency basis, investment management fees increased 7% (Non-GAAP) year-over-year. The 2% sequential increase was primarily driven by higher market values, partially offset by fewer days in 1Q17.

•	Net long-term inflows of $14 billion in 1Q17 reflect inflows of liability-driven investments and other active strategies, partially offset by outflows of active equity investments.

•	Net short-term inflows of $13 billion in 1Q17 were a result of increased distribution through our liquidity portals.

•	The sequential decrease in performance fees was driven by seasonality.

•
Other revenue improvement year-over-year reflects higher seed capital gains and losses on hedging activity recorded in 1Q16, partially offset by payments to Investment Services related to higher money market fees.

•	Net interest revenue increased 4% year-over-year and 8% sequentially, primarily reflecting higher rates on deposits.

•	Average loans increased 13% year-over-year and 3% sequentially. Record average loans were driven by extending banking solutions to high net worth clients.

•	Average deposits decreased 1% year-over-year and increased 2% sequentially.

•
Total noninterest expense (excluding amortization of intangible assets) increased 1% year-over-year and decreased 1% sequentially. The year-over-year increase was primarily driven by higher incentive expense, partially offset by the favorable impact of a stronger U.S. dollar (principally versus the British pound). The sequential decrease primarily reflects lower business development expense.

Page - 15

BNY Mellon 1Q17 Earnings Release

INVESTMENT SERVICES provides business and technology solutions to financial institutions, corporations, public funds and government agencies, including: asset servicing (custody, foreign exchange, fund services, broker-dealer services, securities finance, collateral and liquidity services), clearing services, issuer services (depositary receipts and corporate trust) and treasury services (global payments, trade finance and cash management).

(dollars in millions, unless otherwise noted)							1Q17 vs.
	1Q17		4Q16	3Q16	2Q16	1Q16	4Q16	1Q16
Revenue:
Investment services fees:
Asset servicing	$1,038		$1,043	$1,039	$1,043	$1,016	—%	2%
Clearing services	375		354	347	350	348	6	8
Issuer services	250		211	336	233	244	18	2
Treasury services	139		139	136	137	129	—	8
Total investment services fees	1,802		1,747	1,858	1,763	1,737	3	4
Foreign exchange and other trading revenue	153		157	177	161	168	(3)	(9)
Other (a)	129		128	148	130	125	1	3
Total fee and other revenue	2,084		2,032	2,183	2,054	2,030	3	3
Net interest revenue	707		713	715	690	679	(1)	4
Total revenue	2,791		2,745	2,898	2,744	2,709	2	3
Provision for credit losses	—		—	1	(7)	14	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	1,812		1,786	1,812	1,819	1,770	1	2
Amortization of intangible assets	37		38	39	40	38	(3)	(3)
Total noninterest expense	1,849		1,824	1,851	1,859	1,808	1	2
Income before taxes	$942		$921	$1,046	$892	$887	2%	6%
Income before taxes (ex. amortization of intangible assets) – Non-GAAP	$979		$959	$1,085	$932	$925	2%	6%

Pre-tax operating margin	34%		34%	36%	33%	33%
Adjusted pre-tax operating margin (ex. provision for credit losses and amortization of intangible assets) – Non-GAAP	35%		35%	37%	34%	35%

Investment services fees as a percentage of noninterest expense (ex. amortization of intangible assets)	99%		98%	103%	97%	98%

Securities lending revenue	$40		$44	$42	$42	$42	(9)%	(5)%

Metrics:
Average loans	$42,818		$45,832	$44,329	$43,786	$45,004	(7)%	(5)%
Average deposits	$197,690		$213,531	$220,316	$221,998	$215,707	(7)%	(8)%

AUC/A at period end (in trillions) (b)	$30.6	(c)	$29.9	$30.5	$29.5	$29.1	2%	5%
Market value of securities on loan at period end (in billions) (d)	$314		$296	$288	$278	$300	6%	5%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$109	(c)	$141	$150	$167	$40

Depositary Receipts:
Number of sponsored programs	1,050		1,062	1,094	1,112	1,131	(1)%	(7)%

Clearing services:
Average active clearing accounts (U.S. platform) (in thousands)	6,058		5,960	5,942	5,946	5,947	2%	2%
Average long-term mutual fund assets (U.S. platform)	$460,977		$438,460	$443,112	$431,150	$415,025	5%	11%
Average investor margin loans (U.S. platform)	$10,740		$10,562	$10,834	$10,633	$11,063	2%	(3)%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,373		$2,307	$2,212	$2,108	$2,104	3%	13%

(a)	Other revenue includes investment management fees, financing-related fees, distribution and servicing revenue and investment and other income.

(b)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at March 31, 2017, Dec. 31, 2016 and Sept. 30, 2016 and $1.1 trillion at June 30, 2016 and March 31, 2016.

(c)	Preliminary.

(d)
Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $65 billion at March 31, 2017, $63 billion at Dec. 31, 2016, $64 billion at Sept. 30, 2016 and $56 billion at June 30, 2016 and March 31, 2016.

N/M – Not meaningful.

Page - 16

BNY Mellon 1Q17 Earnings Release

INVESTMENT SERVICES KEY POINTS

•	Income before taxes totaled $942 million in 1Q17. Income before taxes, excluding amortization of intangible assets (Non-GAAP), totaled $979 million in 1Q17.

•
The pre-tax operating margin was 34% in 1Q17. The pre-tax operating margin, excluding the provision for credit losses and amortization of intangible assets (Non-GAAP), was 35% in 1Q17 and the investment services fees as a percentage of noninterest expense (excluding amortization of intangible assets) was 99% in 1Q17.

•	Investment services fees increased 4% year-over-year and 3% sequentially.

•
Asset servicing fees increased 2% year-over-year primarily reflecting net new business, including growth of collateral optimization solutions, and higher equity market values, partially offset by the unfavorable impact of a stronger U.S. dollar and the impact of downsizing the retail UK transfer agency business.

•	Clearing services fees increased 8% year-over-year and 6% sequentially, primarily driven by higher money market and mutual fund fees.

•	Issuer services fees increased 2% year-over-year and 18% sequentially, primarily reflecting higher fees in Depositary Receipts, partially offset by lower fees in Corporate Trust.

•
Treasury services fees increased 8% year-over-year primarily reflecting higher payment volumes, partially offset by higher compensating balance credits provided to clients, which reduces fee revenue and increases net interest revenue.

•
Foreign exchange and other trading revenue decreased 9% year-over-year and 3% sequentially, primarily reflecting lower volatility. The year-over-year decrease also reflects the migration to lower margin products.

•
Other revenue increased 3% year-over-year primarily reflecting higher payments from Investment Management related to higher money market fees, and higher financing-related fees, partially offset by certain fees paid to introducing brokers.

•
Net interest revenue increased 4% year-over-year primarily reflecting the impact of the higher interest rates, offset by lower deposits. The 1% sequential decrease primarily reflects lower deposits and loans as well as fewer days in 1Q17, partially offset by higher short-term rates.

•
Noninterest expense (excluding amortization of intangible assets) increased 2% year-over-year primarily reflecting higher expense from regulatory and compliance costs, additional technology investments and higher staff expenses, offset by lower litigation expense and the favorable impact of a stronger U.S. dollar. The 1% sequential increase primarily reflects higher incentive expense, partially offset by lower severance and other general expenses.

Page - 17

BNY Mellon 1Q17 Earnings Release

OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, global markets, business exits and other corporate revenue and expense items.

(in millions)	1Q17	4Q16	3Q16	2Q16	1Q16
Revenue:
Fee and other revenue	$72	$42	$100	$95	$129
Net interest (expense) revenue	(1)	38	(23)	(5)	4
Total revenue	71	80	77	90	133
Provision for credit losses	(8)	1	(20)	(3)	(3)
Noninterest expense (ex. M&I and restructuring charges (recoveries))	106	108	88	53	141
M&I and restructuring charges (recoveries)	1	2	—	3	(1)
Total noninterest expense	107	110	88	56	140
(Loss) income before taxes	$(28)	$(31)	$9	$37	$(4)
(Loss) income before taxes (ex. M&I and restructuring charges (recoveries)) – Non-GAAP	$(27)	$(29)	$9	$40	$(5)

Average loans and leases	$1,341	$2,142	$1,941	$1,703	$1,917

KEY POINTS

•
Total fee and other revenue decreased $57 million compared with 1Q16 and increased $30 million compared with 4Q16. Both comparisons primarily reflect the net gain related to an equity investment, the impact of interest rate hedging activities and lower other income due to increased investments in renewable energy. The year-over-year decrease also reflects lower lease-related gains. The sequential increase was partially offset by lower income from corporate/bank-owned life insurance.

•
Net interest revenue decreased $5 million compared with 1Q16 and $39 million compared with 4Q16. The year-over-year decrease was driven by the impact of interest rate hedging activities. The sequential decrease primarily reflects the impact of interest rate hedging activities and the 4Q16 premium amortization adjustment which combined reduced net interest revenue by approximately $43 million.

•
Noninterest expense (excluding M&I and restructuring charges (recoveries)) decreased $35 million compared with 1Q16 and $2 million compared with 4Q16. The year-over-year decrease primarily reflects lower incentive expense.

Page - 18

BNY Mellon 1Q17 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended
	March 31, 2017	Dec. 31, 2016	March 31, 2016

Fee and other revenue
Investment services fees:
Asset servicing	$1,063	$1,068	$1,040
Clearing services	376	355	350
Issuer services	251	211	244
Treasury services	139	140	131
Total investment services fees	1,829	1,774	1,765
Investment management and performance fees	842	848	812
Foreign exchange and other trading revenue	164	161	175
Financing-related fees	55	50	54
Distribution and servicing	41	41	39
Investment and other income	77	70	105
Total fee revenue	3,008	2,944	2,950
Net securities gains	10	10	20
Total fee and other revenue	3,018	2,954	2,970
Operations of consolidated investment management funds
Investment income (loss)	37	8	(3)
Interest of investment management fund note holders	4	3	3
Income (loss) from consolidated investment management funds	33	5	(6)
Net interest revenue
Interest revenue	960	928	883
Interest expense	168	97	117
Net interest revenue	792	831	766
Total revenue	3,843	3,790	3,730
Provision for credit losses	(5)	7	10
Noninterest expense
Staff	1,472	1,395	1,459
Professional, legal and other purchased services	312	325	278
Software and equipment	223	237	219
Net occupancy	136	153	142
Distribution and servicing	100	98	100
Sub-custodian	64	57	59
Bank assessment charges (a)	57	53	53
Business development	51	71	57
Other (a)	167	175	188
Amortization of intangible assets	52	60	57
M&I, litigation and restructuring charges	8	7	17
Total noninterest expense	2,642	2,631	2,629
Income
Income before income taxes	1,206	1,152	1,091
Provision for income taxes	269	280	283
Net income	937	872	808
Net (income) loss attributable to noncontrolling interests (includes $(18), $(4) and $7 related to consolidated investment management funds, respectively)	(15)	(2)	9
Net income applicable to shareholders of The Bank of New York Mellon Corporation	922	870	817
Preferred stock dividends	(42)	(48)	(13)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$880	$822	$804

(a)	In the first quarter of 2017, we began disclosing bank assessment charges on a quarterly basis. The bank assessment charges were previously included in other expense.

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BNY Mellon 1Q17 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement - continued

Net income applicable to common shareholders of The Bank of New York Mellon Corporation used for the earnings per share calculation	Quarter ended
	March 31, 2017	Dec. 31, 2016	March 31, 2016
(in millions)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$880	$822	$804
Less: Earnings allocated to participating securities	14	13	11
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share	$866	$809	$793

Average common shares and equivalents outstanding of The Bank of New York Mellon Corporation	Quarter ended
	March 31, 2017	Dec. 31, 2016	March 31, 2016
(in thousands)
Basic	1,041,158	1,050,888	1,079,641
Diluted	1,047,746	1,056,818	1,085,284

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended
	March 31, 2017	Dec. 31, 2016	March 31, 2016
(in dollars)
Basic	$0.83	$0.77	$0.73
Diluted	$0.83	$0.77	$0.73

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BNY Mellon 1Q17 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Consolidated Balance Sheet

(dollars in millions, except per share amounts)	March 31, 2017	Dec. 31, 2016

Assets
Cash and due from:
Banks	$5,366	$4,822
Interest-bearing deposits with the Federal Reserve and other central banks	65,086	58,041
Interest-bearing deposits with banks	14,554	15,086
Federal funds sold and securities purchased under resale agreements	25,776	25,801
Securities:
Held-to-maturity (fair value of $40,066 and $40,669)	40,254	40,905
Available-for-sale	75,580	73,822
Total securities	115,834	114,727
Trading assets	4,912	5,733
Loans	60,868	64,458
Allowance for loan losses	(164)	(169)
Net loans	60,704	64,289
Premises and equipment	1,307	1,303
Accrued interest receivable	551	568
Goodwill	17,355	17,316
Intangible assets	3,549	3,598
Other assets	21,515	20,954
Subtotal assets of operations	336,509	332,238
Assets of consolidated investment management funds, at fair value	1,027	1,231
Total assets	$337,536	$333,469
Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$79,771	$78,342
Interest-bearing deposits in U.S. offices	50,991	52,049
Interest-bearing deposits in Non-U.S. offices	90,529	91,099
Total deposits	221,291	221,490
Federal funds purchased and securities sold under repurchase agreements	11,149	9,989
Trading liabilities	2,816	4,389
Payables to customers and broker-dealers	21,306	20,987
Commercial paper	2,543	—
Other borrowed funds	1,022	754
Accrued taxes and other expenses	5,290	5,867
Other liabilities (includes allowance for lending-related commitments of $112 and $112)	5,733	5,635
Long-term debt	26,346	24,463
Subtotal liabilities of operations	297,496	293,574
Liabilities of consolidated investment management funds, at fair value	209	315
Total liabilities	297,705	293,889
Temporary equity
Redeemable noncontrolling interests	159	151
Permanent equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 35,826 and 35,826 shares	3,542	3,542
Common stock – par value $0.01 per share; authorized 3,500,000,000 shares; issued 1,345,247,459 and 1,333,706,427 shares	13	13
Additional paid-in capital	26,248	25,962
Retained earnings	23,300	22,621
Accumulated other comprehensive loss, net of tax	(3,524)	(3,765)
Less: Treasury stock of 305,370,439 and 286,218,126 common shares, at cost	(10,441)	(9,562)
Total The Bank of New York Mellon Corporation shareholders’ equity	39,138	38,811
Nonredeemable noncontrolling interests of consolidated investment management funds	534	618
Total permanent equity	39,672	39,429
Total liabilities, temporary equity and permanent equity	$337,536	$333,469

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BNY Mellon 1Q17 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based on fully phased-in CET1 and other risk-based capital ratios, the fully phased-in SLR and tangible common shareholders’ equity. BNY Mellon believes that the CET1 and other risk-based capital ratios on a fully phased-in basis and the SLR on a fully phased-in basis are measures of capital strength that provide additional useful information to investors, supplementing the capital ratios which are, or were, required by regulatory authorities. The tangible common shareholders’ equity ratio, which excludes goodwill and intangible assets, net of deferred tax liabilities, includes changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets. BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets, net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of those assets that can generate income. BNY Mellon has provided a measure of tangible book value per common share, which it believes provides additional useful information as to the level of tangible assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures, which exclude the effect of noncontrolling interests related to consolidated investment management funds, and expense measures, which exclude M&I, litigation and restructuring charges and amortization of intangible assets. Return on equity, operating leverage and operating margin measures, which exclude some or all of these items, as well as the recovery related to Sentinel, are also presented. Operating margin measures may also exclude the provision for credit losses and distribution and servicing expense. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. M&I expenses primarily relate to acquisitions and generally continue for approximately three years after the transaction. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our streamlining actions and Operational Excellence Initiatives. Excluding these charges mentioned above permits investors to view expenses on a basis consistent with how management views the business.

The presentation of revenue growth on a constant currency basis permits investors to assess the significance of changes in foreign currency exchange rates. Growth rates on a constant currency basis were determined by applying the current period foreign currency exchange rates to the prior period revenue. BNY Mellon believes that this presentation, as a supplement to GAAP information, gives investors a clearer picture of the related revenue results without the variability caused by fluctuations in foreign currency exchange rates.

The presentation of income (loss) from consolidated investment management funds, net of net income (loss) attributable to noncontrolling interests related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with how management views the business. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

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BNY Mellon 1Q17 Earnings Release

The following table presents the reconciliation of the pre-tax operating margin ratio.

Reconciliation of income before income taxes – pre-tax operating margin
(dollars in millions)	1Q17	4Q16	3Q16	2Q16	1Q16
Income before income taxes – GAAP	$1,206	$1,152	$1,317	$1,165	$1,091
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	18	4	9	4	(7)
Add: Amortization of intangible assets	52	60	61	59	57
M&I, litigation and restructuring charges	8	7	18	7	17
Recovery related to Sentinel	—	—	(13)	—	—
Income before income taxes, as adjusted – Non-GAAP (a)	$1,248	$1,215	$1,374	$1,227	$1,172

Fee and other revenue – GAAP	$3,018	$2,954	$3,150	$2,999	$2,970
Income (loss) from consolidated investment management funds – GAAP	33	5	17	10	(6)
Net interest revenue – GAAP	792	831	774	767	766
Total revenue – GAAP	3,843	3,790	3,941	3,776	3,730
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	18	4	9	4	(7)
Total revenue, as adjusted – Non-GAAP (a)	$3,825	$3,786	$3,932	$3,772	$3,737

Pre-tax operating margin – GAAP (b)(c)	31%	30%	33%	31%	29%
Adjusted pre-tax operating margin – Non-GAAP (a)(b)(c)	33%	32%	35%	33%	31%

(a)
Non-GAAP information for all periods presented excludes net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired Sentinel loan.

(b)	Income before taxes divided by total revenue.

(c)
Our GAAP earnings include tax-advantaged investments such as low income housing, renewable energy, bank-owned life insurance and tax-exempt securities. The benefits of these investments are primarily reflected in tax expense. If reported on a tax-equivalent basis, these investments would increase revenue and income before taxes by $101 million for 1Q17, $92 million for 4Q16, $74 million for 3Q16 and 2Q16, $77 million for 1Q16 and would increase our pre-tax operating margin by approximately 1.8% for 1Q17, 1.7% for 4Q16, 1.2% for 3Q16, 1.3% for 2Q16 and 1.4% for 1Q16.

The following table presents the reconciliation of the operating leverage.

Operating leverage				1Q17 vs.
(dollars in millions)	1Q17	4Q16	1Q16	4Q16		1Q16
Total revenue – GAAP	$3,843	$3,790	$3,730	1.40%		3.03%
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	18	4	(7)
Total revenue, as adjusted – Non-GAAP	$3,825	$3,786	$3,737	1.03%		2.35%

Total noninterest expense – GAAP	$2,642	$2,631	$2,629	0.42%		0.49%
Less: Amortization of intangible assets	52	60	57
M&I, litigation and restructuring charges	8	7	17
Total noninterest expense, as adjusted – Non-GAAP	$2,582	$2,564	$2,555	0.70%		1.06%

Operating leverage – GAAP (a)				98	bps	254	bps
Adjusted operating leverage – Non-GAAP (a)(b)				33	bps	129	bps

(a)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.

(b)
Non-GAAP operating leverage for all periods presented excludes net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges.

bps – basis points.

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BNY Mellon 1Q17 Earnings Release

The following table presents the reconciliation of the returns on common equity and tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	1Q17	4Q16	3Q16	2Q16	1Q16
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$880	$822	$974	$825	$804
Add: Amortization of intangible assets	52	60	61	59	57
Less: Tax impact of amortization of intangible assets	18	19	21	21	20
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	914	863	1,014	863	841
Add: M&I, litigation and restructuring charges	8	7	18	7	17
Recovery related to Sentinel	—	—	(13)	—	—
Less: Tax impact of M&I, litigation and restructuring charges	2	3	5	2	6
Tax impact of recovery related to Sentinel	—	—	(5)	—	—
Net income applicable to common shareholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP (a)	$920	$867	$1,019	$868	$852

Average common shareholders’ equity	$34,965	$35,171	$35,767	$35,827	$35,252
Less: Average goodwill	17,338	17,344	17,463	17,622	17,562
Average intangible assets	3,578	3,638	3,711	3,789	3,812
Add: Deferred tax liability – tax deductible goodwill (b)	1,518	1,497	1,477	1,452	1,428
Deferred tax liability – intangible assets (b)	1,100	1,105	1,116	1,129	1,140
Average tangible common shareholders’ equity – Non-GAAP	$16,667	$16,791	$17,186	$16,997	$16,446

Return on common equity – GAAP (c)	10.2%	9.3%	10.8%	9.3%	9.2%
Adjusted return on common equity – Non-GAAP (a)(c)	10.7%	9.8%	11.3%	9.7%	9.7%

Return on tangible common equity – Non-GAAP (c)	22.2%	20.4%	23.5%	20.4%	20.6%
Adjusted return on tangible common equity – Non-GAAP (a)(c)	22.4%	20.5%	23.6%	20.5%	20.8%

(a)
Non-GAAP information for all periods presented excludes amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired Sentinel loan.

(b)	Deferred tax liabilities are based on fully phased-in Basel III rules.

(c)	Quarterly returns are annualized.

The following table presents the reconciliation of the book value per common share.

Book value per common share	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016
(dollars in millions, unless otherwise noted)
BNY Mellon shareholders’ equity at period end – GAAP	$39,138	$38,811	$39,695	$38,559	$38,459
Less: Preferred stock	3,542	3,542	3,542	2,552	2,552
BNY Mellon common shareholders’ equity at period end – GAAP	35,596	35,269	36,153	36,007	35,907
Less: Goodwill	17,355	17,316	17,449	17,501	17,604
Intangible assets	3,549	3,598	3,671	3,738	3,781
Add: Deferred tax liability – tax deductible goodwill (a)	1,518	1,497	1,477	1,452	1,428
Deferred tax liability – intangible assets (a)	1,100	1,105	1,116	1,129	1,140
BNY Mellon tangible common shareholders’ equity at period end – Non-GAAP	$17,310	$16,957	$17,626	$17,349	$17,090

Period-end common shares outstanding (in thousands)	1,039,877	1,047,488	1,057,337	1,067,674	1,077,083

Book value per common share – GAAP	$34.23	$33.67	$34.19	$33.72	$33.34
Tangible book value per common share – Non-GAAP	$16.65	$16.19	$16.67	$16.25	$15.87

(a)	Deferred tax liabilities are based on fully phased-in Basel III rules.

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BNY Mellon 1Q17 Earnings Release

The following table presents the impact of changes in foreign currency exchange rates on our consolidated investment management and performance fees.

Investment management and performance fees – Consolidated			1Q17 vs.
(dollars in millions)	1Q17	1Q16	1Q16
Investment management and performance fees – GAAP	$842	$812	4%
Impact of changes in foreign currency exchange rates	—	(30)
Investment management and performance fees, as adjusted – Non-GAAP	$842	$782	8%

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income (loss) from consolidated investment management funds, net of noncontrolling interests
(in millions)	1Q17	4Q16	3Q16	2Q16	1Q16
Income (loss) from consolidated investment management funds	$33	$5	$17	$10	$(6)
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	18	4	9	4	(7)
Income from consolidated investment management funds, net of noncontrolling interests	$15	$1	$8	$6	$1

The following table presents the impact of changes in foreign currency exchange rates on investment management fees reported in the Investment Management segment.

Investment management fees - Investment Management business			1Q17 vs.
(dollars in millions)	1Q17	1Q16	1Q16
Investment management fees – GAAP	$814	$786	4%
Impact of changes in foreign currency exchange rates	—	(28)
Investment management fees, as adjusted – Non-GAAP	$814	$758	7%

The following table presents the revenue line items in the Investment Management business impacted by the consolidated investment management funds.

Income (loss) from consolidated investment management funds, net of noncontrolling interests - Investment Management business
(in millions)	1Q17	4Q16	3Q16	2Q16	1Q16
Investment management fees	$2	$4	$2	$3	$2
Other (Investment income (loss))	13	(3)	6	3	(1)
Income from consolidated investment management funds, net of noncontrolling interests	$15	$1	$8	$6	$1

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BNY Mellon 1Q17 Earnings Release

The following table presents the reconciliation of the pre-tax operating margin for the Investment Management business.

Pre-tax operating margin - Investment Management business
(dollars in millions)	1Q17	4Q16	3Q16	2Q16	1Q16
Income before income taxes – GAAP	$277	$260	$256	$234	$217
Add: Amortization of intangible assets	15	22	22	19	19
Provision for credit losses	3	6	—	1	(1)
Adjusted income before income taxes excluding amortization of intangible assets and provision for credit losses – Non-GAAP	$295	$288	$278	$254	$235

Total revenue – GAAP	$963	$960	$958	$938	$895
Less: Distribution and servicing expense	101	98	104	102	100
Adjusted total revenue net of distribution and servicing expense – Non-GAAP	$862	$862	$854	$836	$795

Pre-tax operating margin – GAAP (a)	29%	27%	27%	25%	24%
Adjusted pre-tax operating margin, excluding amortization of intangible assets, provision for credit losses and distribution and servicing expense – Non-GAAP (a)	34%	33%	33%	30%	30%
(a)    Income before taxes divided by total revenue.

DIVIDENDS

Common – On April 20, 2017, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.19 per common share. This cash dividend is payable on May 12, 2017 to shareholders of record as of the close of business on May 2, 2017.

Preferred – On April 20, 2017, The Bank of New York Mellon Corporation declared the following dividends for the noncumulative perpetual preferred stock, liquidation preference $100,000 per share, for the dividend period ending in June 2017, in each case payable on June 20, 2017 to holders of record as of the close of business on June 5, 2017:

•
$1,022.22 per share on the Series A Preferred Stock (equivalent to $10.2222 per Normal Preferred Capital Security of Mellon Capital IV, each representing a 1/100th interest in a share of the Series A Preferred Stock);

•	$1,300.00 per share on the Series C Preferred Stock (equivalent to $0.3250 per depositary share, each representing a 1/4,000th interest in a share of the Series C Preferred Stock);

•	$2,250.00 per share on the Series D Preferred Stock (equivalent to $22.5000 per depositary share, each representing a 1/100th interest in a share of the Series D Preferred Stock); and

•	$2,475.00 per share on the Series E Preferred Stock (equivalent to $24.7500 per depositary share, each representing a 1/100th interest in a share of the Series E Preferred Stock).

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BNY Mellon 1Q17 Earnings Release

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and expectations relating to those ratios, preliminary business metrics and statements regarding the progress and impact of technology enhancements and the business improvement process. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “may,” “will,” “strategy,” “opportunities,” “trends” and words of similar meaning signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2016 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of April 20, 2017, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries and more than 100 markets. As of March 31, 2017, BNY Mellon had $30.6 trillion in assets under custody and/or administration, and $1.7 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Gerald L. Hassell, chairman and chief executive officer, and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of the executive management team from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on April 20, 2017. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (719) 325-2110 (International), and using the passcode: 445371, or by logging on to www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. EDT on April 20, 2017. Replays of the conference call and audio webcast will be available beginning April 20, 2017 at approximately 2 p.m. EDT through May 20, 2017 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 6203153. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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